Exhibit 99.1
Amendment Overview As a result of the challenging macroeconomic environment and automotive production outlook, Tenneco anticipates covenant pressure in 2009-2011 and is requesting an amendment to its leverage and interest coverage covenants as follows: Consolidated Net Leverage Ratio Consolidated Net Leverage Ratio Consolidated Interest Coverage Ratio Consolidated Interest Coverage Ratio Period Current Proposed Current Proposed First quarter 2009 3.75x 5.50x 2.25x 2.25x Second quarter 2009 3.75x 7.35x 2.25x 1.85x Third quarter 2009 3.75x 7.90x 2.25x 1.55x Fourth quarter 2009 3.75x 6.60x 2.25x 1.60x First quarter 2010 3.50x 5.50x 2.40x 2.00x Second quarter 2010 3.50x 5.00x 2.40x 2.25x Third quarter 2010 3.50x 4.75x 2.40x 2.30x Fourth quarter 2010 3.50x 4.50x 2.40x 2.35x First quarter 2011 3.50x 4.00x 2.55x 2.55x Second quarter 2011 3.50x 3.75x 2.55x 2.55x Third and fourth quarters 2011 3.50x 3.50x 2.55x 2.55x Fiscal year 2012 and thereafter 3.50x 3.50x 2.75x 2.75x

Amendment Overview (cont'd) The pricing grid for the Revolving Loans and Tranche A Term Loans will be amended as follows: Pricing on the Tranche B-1 Term Loans will be subject to a pricing grid as follows: Until delivery of 1Q09 compliance certificate, pricing on the facilities will be determined as if Consolidated Net Leverage were > 5.0 to 1.0 Consenting lenders will receive a 50bps fee Consolidated Net Leverage Ratio Commitment Fee Rate Applicable Margin for ABR Loans Applicable Margin for Eurodollar Loans > 5.0 to 1.0 0.75% 4.50% 5.50% > 4.0 to 1.0 0.50% 4.00% 5.00% < 4.0 to 1.0 0.50% 3.50% 4.50% Consolidated Net Leverage Ratio Applicable Margin for ABR Loans Applicable Margin for Eurodollar Loans > 5.0 to 1.0 4.50% 5.50% < 5.0 to 1.0 4.00% 5.00%